UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Axovant Gene Therapies Ltd.
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Suite 1, 3rd Floor
11-12 St. James’s Square
London
SW1Y 4LB
United Kingdom

Notice of Annual Meeting of Shareholders
To Be Held on September 24, 2020
Dear Shareholder:
You are cordially invited to attend the Axovant Gene Therapies Ltd. 2020 Annual General Meeting of Shareholders, or the Annual Meeting. The meeting will be held virtually, via live webcast at www.virtualshareholdermeeting.com/AXGT2020 originating from New York, New York on Thursday, September 24, 2020, at 10:00 a.m. Eastern Time. We believe hosting a virtual meeting enables participation by more of our stockholders, while lowering the cost of conducting the meeting. Further, we believe the virtual meeting format is even more critical in light of the coronavirus 2019, or COVID-19, pandemic, as the safety of our employees, directors, communities and shareholders is our first priority. Shareholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We encourage you to attend online and participate. We recommend that you log in a few minutes before 10:00 a.m., Eastern Time, on September 24, 2020 to ensure you are logged in when the Annual Meeting starts. You will not be able to attend the Annual Meeting in person.
The meeting will be held for the following purposes:
1.To elect the Board of Directors’ six nominees for director named herein to serve as directors until our 2021 Annual General Meeting of Shareholders and until their successors are duly elected.
2.To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2021, to appoint Ernst & Young LLP as our auditor for statutory purposes under the Bermuda Companies Act 1981, as amended, for our fiscal year ending March 31, 2021, and to authorize the Board of Directors, through the Audit Committee, to set the remuneration for Ernst & Young LLP as our auditor for our fiscal year ending March 31, 2021.
3. To conduct any other business properly brought before the Annual Meeting.
We will also make available before the Annual Meeting at www.axovant.com/investors/proxy-materials our audited financial statements as of and for our fiscal year ended March 31, 2020.
These items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for the Annual Meeting is Monday, August 3, 2020. Only shareholders of record at the close of business on that date are entitled to notice of and may vote at the Annual Meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders’ Meeting to Be Held on
Thursday, September 24, 2020, at 10:00 a.m. Eastern Time
Virtually, via webcast at www.virtualshareholdermeeting.com/AXGT 2020 originating from New York, New York.

The Proxy Statement and Annual Report to Shareholders
are available at www.axovant.com/investors/proxy-materials.

By Order of the Board of Directors

/s/ David Nassif
David Nassif
Principal Financial Officer and Principal Accounting Officer, General Counsel
New York, New York
August 12, 2020

You are cordially invited to attend the virtual Annual Meeting. Whether or not you expect to attend the virtual meeting, you are urged to vote and submit your proxy by following the voting procedures described in the proxy card. Even if you have voted by proxy, you may still vote online during the virtual meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote during the virtual meeting, you must follow the instructions from your broker, bank or other agent.

Suite 1, 3rd Floor
11-12 St. James’s Square
London
SW1Y 4LB
United Kingdom

PROXY STATEMENT
FOR THE 2020 ANNUAL GENERAL MEETING OF SHAREHOLDERS
To Be Held On September 24, 2020
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials, or the Notice, because our Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may complete, sign and return the enclosed proxy card. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail these proxy materials, including the Notice, on or about August 12, 2020, or the Record Date, to all shareholders of record entitled to vote at the Annual Meeting.
Will I receive any other proxy materials by mail?
No, you will not receive any other proxy materials by mail unless you request a paper copy of proxy materials. To request that a full set of the proxy materials be sent to your specified postal address, please go to www.proxyvote.com or call 1-800-579-1639. Please have your proxy card in hand when you access the website or call and follow the instructions provided.
How do I attend and participate in the Annual Meeting online?
This year’s Annual Meeting will be a completely virtual meeting of stockholders and will be webcast live over the Internet. Any stockholder can attend the virtual meeting live online at www.virtualshareholdermeeting.com/AXGT2020. The webcast will start at 10:00 a.m. Eastern Time. Stockholders as of the Record Date may vote and submit questions while attending the meeting online. We encourage you to access the meeting prior to the start time. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please refer to the technical support information located at www.virtualshareholdermeeting.com/AXGT2020 or www.proxyvote.com. You will not be able to attend the Annual Meeting in person. Stockholders attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
In order to enter the Annual Meeting, you will need the control number, which is included in the Notice or on your proxy card if you are a stockholder of record of shares of common stock, or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares of common stock in a “street name.” Instructions on how to attend and participate are available at www.virtualshareholdermeeting.com/AXGT2020. We recommend that you log in a few minutes before 10:00 a.m. Eastern Time to ensure you are logged in when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting.
If you would like to submit a question during the Annual Meeting, you may log in to www.virtualshareholdermeeting.com/AXGT2020 using your control number, type your question into the “Ask a Question” field, and click “Submit.”
To help ensure that we have a productive and efficient meeting, and in fairness to all shareholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. These rules of conduct will include the following guidelines:

•You may submit questions and comments electronically through the meeting portal during the Annual Meeting.
•Only shareholders of record as of the Record Date for the Annual Meeting and their proxy holders may submit questions or comments.
•Please direct all questions to Pavan Cheruvu, our Principal Executive Officer and Director.
•Please include your name and affiliation, if any, when submitting a question or comment.
•Limit your remarks to one brief question or comment that is relevant to the Annual Meeting and/or our business.
•Questions may be grouped by topic by our management.
•Questions may also be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests.
•Be respectful of your fellow shareholders and Annual Meeting participants.
•No audio or video recordings of the Annual Meeting are permitted.
Why a Virtual-Only Online Meeting?
Conducting the Annual Meeting virtually allows for remote participation in light of the continuing COVID-19 pandemic and increases the opportunity for all shareholders to participate and communicate their views to a much wider audience. In addition, holding the meeting virtually allows us to make much more efficient use of the time of our independent directors. Shareholder rights are not affected. Additionally, we use software that verifies the identity of each participating shareholder and ensures during the question and answer portion of the meeting that they are granted the same rights they would have at an in-person meeting. We may consider a change in our virtual-only meeting practice in the future. Given the above listed factors, we feel a virtual-only meeting is the right choice for Axovant and its shareholders at this time.
What happens if there are technical difficulties during the Annual Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting, voting at the Annual Meeting or submitting questions at the Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please refer to the technical support information located at www.virtualshareholdermeeting.com/AXGT2020 or www.proxyvote.com.
If we experience technical difficulties at the Annual Meeting and are not able to resolve them within a reasonable amount of time, we will adjourn the Annual Meeting to a later date and will provide notice of the date and time of such adjourned meeting at www.axovant.com/investors/proxy-materials and on a Current Report on Form 8-K that we will file with the SEC. For additional information on how you can attend any postponement or adjournment of the Annual Meeting, see “What happens if the Annual Meeting is postponed or adjourned” below.
Who can vote at the Annual Meeting?
Only shareholders of record at the close of business on Monday, August 3, 2020, will be entitled to vote at the Annual Meeting. On this record date, there were 41,797,294 common shares outstanding and entitled to vote.
Shareholder of Record: Common Shares Registered in Your Name
If, on Monday, August 3, 2020, your common shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a shareholder of record. As a shareholder of record, you may vote online during the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Common Shares Registered in the Name of a Broker, Bank or Other Agent
If, on Monday, August 3, 2020, your common shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares online during the meeting unless you request and obtain a valid proxy from your broker, bank or other agent.
What am I voting on?
There are two matters scheduled for a vote:
•To elect the Board of Directors’ six nominees for director named herein to serve as directors until our 2020 Annual General Meeting of Shareholders and until their successors are duly elected.
•To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2021, to appoint Ernst & Young LLP as our auditor for statutory purposes under the Bermuda Companies Act 1981, as amended, for our fiscal year ending March 31, 2021, and to authorize the Board of Directors, through the Audit Committee, to set the remuneration for Ernst & Young LLP as our auditor for our fiscal year ending March 31, 2021.
In addition to the two matters scheduled for a vote, in accordance with the Companies Act and our Bye-law 78, our audited financial statements as of and for our fiscal year ended March 31, 2020, will be laid before the Annual Meeting. These financial statements were audited by Ernst & Young LLP. The Audit Committee of the Board has approved these financial statements. There is no requirement under Bermuda law that these statements be approved by shareholders and no such approval will be sought at the Annual Meeting. Copies of these proxy materials have been provided to Ernst & Young LLP, our auditor for our fiscal year ended March 31, 2020, as required by the Companies Act.
What if another matter is properly brought before the Annual Meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may vote “For” all six of the nominees to the Board, you may vote “Against” any nominee(s) you specify or you may abstain from voting. For the other matter to be voted on, you may vote “For” or “Against” or abstain from voting.
The procedures for voting are described below.
Shareholder of Record: Common Shares Registered in Your Name
If you are a shareholder of record, you may vote online during the Annual Meeting, or you may vote by proxy using the enclosed proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online, even if you have already voted by proxy.
•To vote online during the Annual Meeting follow the provided instructions to join the meeting at www.virtualshareholdermeeting.com/AXGT2020, starting at 10:00 a.m. Eastern Time on September 24, 2020. The webcast will open 15 minutes before the start of the Annual Meeting.
•To vote in advance of the Annual Meeting through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice or the printed proxy card. Your internet vote must be received by 11:59 p.m., Eastern Time on Wednesday, September 23, 2020 to be counted.

•To vote in advance of the Annual Meeting by telephone, dial 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice or the printed proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time on Wednesday, September 23, 2020 to be counted.
•To vote using the enclosed proxy card, complete, sign and date the enclosed proxy card and return it promptly in the accompanying postage-paid envelope. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
Beneficial Owner: Common Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from Axovant. Complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet if so instructed by your broker, bank or other agent. To vote online at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.
Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
How many votes do I have?
Except as just described, on each matter to be voted upon, you have one vote for each common share you owned as of the close of business on Monday, August 3, 2020.
What happens if I do not vote?
Shareholder of Record: Shares Registered in Your Name
If you are a shareholder of record and do not vote online at the Annual Meeting or do not complete and deliver your proxy card, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker, bank or other agent will still be able to vote your shares depends on whether, pursuant to stock exchange rules, the particular proposal is deemed a “routine” matter. Brokers, banks and other agents can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. “Non-routine” matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals, elections of directors (even if not contested) and certain corporate governance proposals (even if management-supported). Accordingly, your broker, bank or other agent may not vote your shares on Proposal 1 (Election of Directors) without your instructions, but may vote your shares on Proposal 2 (Ratification of Selection of Independent Registered Public Accounting Firm), even in the absence of your instruction.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable:
•“For” the election of all six nominees for director; and
• “For” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm, appointment of Ernst & Young LLP as our auditor for our fiscal year ending March 31, 2021, and authorization for the Board, through the Audit Committee, to set the remuneration for Ernst & Young LLP.

If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy card in each set of proxy materials to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Shareholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the Internet.
•You may send a timely written notice that you are revoking your proxy to Axovant Gene Therapies Ltd., Attn: Corporate Secretary, at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.
•You may attend the Annual Meeting and vote online. Attending the Annual Meeting will not, by itself, revoke your proxy.
Your most current proxy card is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If your shares are held by your broker, bank or agent, you should follow the instructions provided by your broker, bank or other agent.
When are shareholder proposals and director nominations due for next year’s Annual General Meeting of Shareholders?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing to, and received at, Axovant Gene Therapies Ltd., Attn: Corporate Secretary, Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda by May 27, 2021. If you wish to nominate an individual for election at, or bring business other than through a shareholder proposal before, the 2021 Annual General Meeting of Shareholders, you must deliver your notice to Axovant no earlier than May 27, 2021, and no later than June 26, 2021, in accordance with our Second Amended and Restated Bye-laws, or our Bye-laws. Your notice to Axovant must also set forth the information specified in our Bye-laws. For more information, and for the detailed requirements, please refer to our Bye-laws filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 001-37418), filed with the U.S. Securities and Exchange Commission, or the SEC, on December 21, 2017.
How are votes counted?
Our Principal Executive Officer and Director will serve as Chairperson of the meeting and will determine the method by which votes will be counted. If a poll is demanded, however, in accordance with the Bye-laws, every person present at the Annual Meeting will have one vote for each common share of which such person is the holder or for which such person holds a proxy. A poll vote will be taken by electronic ballot if so demanded in accordance with our Bye-laws.

With respect to Proposal 1, votes “For” and “Against” and abstentions and broker non-votes will be separately counted. With respect to Proposal 2, votes “For” and “Against” and abstentions will be separately counted.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other agent holding the shares as to how to vote on matters deemed to be “non-routine” (e.g., election of directors), the broker, bank or other agent cannot vote the shares. These unvoted shares are counted as “broker non-votes.”
How many votes are needed to approve each proposal?
Both proposals will be decided by the affirmative votes of a majority of the votes cast in accordance with our Bye-laws. Only votes “For” or “Against” will affect the outcome. Abstentions and broker non-votes are not considered to be votes cast and therefore will have no effect.
What is the quorum requirement?
A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if two or more persons are present at the start of the Annual Meeting and represent by virtual attendance or by proxy in excess of 50% of our total issued voting shares. On the record date, there were 41,797,294 common shares outstanding and entitled to vote. Therefore, the holders of 20,898,648 common shares must be present by virtual attendance or represented by proxy at the Annual Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote online at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If, within half an hour from the time appointed for the Annual Meeting, a quorum is not present, then the meeting will stand adjourned to the same day one week later, at the same time and online venue or to such other day, time or place as the Corporate Secretary may determine. Unless the meeting is adjourned to a specific date, place and time announced at the Annual Meeting being adjourned, fresh notice of the date, online venue and time for the resumption of the adjourned meeting will be given to each shareholder entitled to attend and vote thereat in accordance with our Bye-laws.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.
What proxy materials are available on the internet?
The proxy statement and annual report to shareholders are available at www.axovant.com/investors/proxy-materials.

PROPOSAL 1

ELECTION OF DIRECTORS
The Board presently has seven members. Each of our current members, other than Mr. Oren, is nominated for election at the Annual Meeting. Each director is elected to serve a one-year term, with all directors subject to annual election. Vacancies on the Board may be filled by the Board or by the shareholders in a general meeting. A director elected to fill a vacancy, including vacancies created by an increase in the number of directors, will serve for the remainder of the full term.
Each of the nominees listed below is a current director previously elected by our shareholders, other than Mr. Venker, who was appointed by the Board in February 2020 to fill an existing vacancy in accordance with our Bye-laws, based on the recommendation by the Nominating and Corporate Governance Committee. Mr. Venker was initially recommended as a director candidate by our largest shareholder, Roivant Sciences Ltd., or RSL. All nominees have been recommended for election at the Annual Meeting by our Nominating and Corporate Governance Committee of the Board. If elected at the Annual Meeting, each of the nominees listed below would serve until the 2021 Annual General Meeting of Shareholders and until his successor has been duly elected, or, if sooner, until the director’s death, resignation or removal.
To be elected, a nominee must receive “For” votes representing a majority of the votes cast on that nominee’s election. As this is an uncontested election, any nominee who receives a greater number of votes “Against” than votes “For” such election will not be elected to the Board, and the position on the Board that would have been filled by that director nominee will become vacant.
Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Axovant. Each person nominated for election has agreed to serve if elected. Axovant’s management has no reason to believe that any nominee will be unable to serve.
The following table identifies the director nominees for election, as well as the position they hold at Axovant, any committee membership, and their ages as of July 31, 2020:

Name	Age	Director Since	Position	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Frank Torti, M.D.	41	2018	Chairperson		✓
Atul Pande, M.D.	66	2015	Lead Independent Director	✓	✓	✓*
Pavan Cheruvu, M.D.	38	2018	Principal Executive Officer and Director
Berndt Modig	61	2015	Director	✓	✓*
Senthil Sundaram	42	2019	Director	✓*		✓
Eric Venker, M.D., Pharm.D.	33	2020	Director
_____________
* Chairperson
Below is a brief biography of each director nominee.

Frank Torti, M.D.
Dr. Torti has served as Chairperson of the Board since September 2018. Dr. Torti has served as the Vant Chair of Roivant Sciences, Inc., or RSI, which is a wholly owned subsidiary of our affiliate, RSL, since January 2020. In this capacity he is responsible for the biopharmaceutical companies in the Roivant family and serves as Chairperson of the boards of directors of those companies. He previously served as Vant Investment Chair of RSI, from August 2018 to December 2019. Prior to joining RSI, from August 2007 to August 2018, Dr. Torti served as a Partner of New Enterprise Associates, or NEA, specializing in investments in healthcare. Prior to joining NEA, Dr. Torti worked for the Duke University Center for Clinical & Genetic Economics from 2002 to 2005 in various capacities, where he was involved in clinical trials research and economic evaluations of multinational clinical trials. Dr. Torti presently serves as Chairperson of the boards of directors of Arbutus Biopharma Corp., Immunovant Inc., and several private biopharmaceutical companies. He has previously served on the boards of directors of numerous development and commercial stage public and private healthcare companies, including Annexon Biosciences, Inc., Eargo Inc., Galera Therapeutics, Inc., Myovant Sciences Ltd., NeoTract, Inc., Urovant Sciences Ltd, and others. Dr. Torti earned an M.D. from the University of North Carolina School of Medicine, an M.B.A. from Harvard Business School and a B.A. from the University of North Carolina. Our Board of Directors believes that Dr. Torti’s extensive experience in healthcare investing, as well as his operational experience and clinical trial background, qualifies him to serve on the Board.
Atul Pande, M.D.
Dr. Pande has served as a member of the Board since March 2015 and currently serves as our Lead Independent Director. Dr. Pande has served as Chief Medical Advisor of PureTech Health plc since February 2018, and previously served as its Chief Medical Officer since February 2017 and a Senior Advisor from July 2016 through February 2017. Dr. Pande has also served as President and Chief Executive Officer of Verity BioConsulting LLC, a drug development consulting firm since 2014. He previously served as Chief Medical Officer of Tal Medical, Inc., a clinical-stage medical device company, from December 2014 to December 2017. From 2007 to April 2014, Dr. Pande was Senior Vice President and Senior Advisor, Pharmaceutical R&D at GlaxoSmithKline plc, a pharmaceutical company. He has also held senior roles at Pfizer Inc., a multinational pharmaceutical company, Parke-Davis/Warner-Lambert, a subsidiary of Pfizer Inc. and Lilly Research Laboratories, a global pharmaceutical research organization and division of Eli Lilly & Co., where he was involved in the development of numerous central nervous system drugs. Dr. Pande is currently a director of Autifony Therapeutics Limited, a biotechnology company, Karuna Therapeutics, Inc., a biopharmaceutical company, Perception Neurosciences, a biopharmaceutical company, and Immunovant Inc., a biopharmaceutical company, and he previously served as a director of Heptares Therapeutics Ltd., a biotechnology company now a part of the Sosei Group. He also serves on the Scientific Advisory Boards of Cennerv Pharma PTE LTD and Centrexion Corporation. Dr. Pande is a fellow of several professional societies, including the American Psychiatric Association. He has published over 50 peer-reviewed scientific papers and numerous abstracts, book chapters and book reviews. Dr. Pande received his MBBS (Bachelor of Medicine, Bachelor of Surgery) and his M.D. from the University of Lucknow, India and completed his research fellowship training in psychiatry at the University of Michigan Medical School and his postgraduate specialty training and psychiatry residency program at Western University. We believe that Dr. Pande’s medical background and significant knowledge of the life sciences industry qualify him to serve on the Board.
Pavan Cheruvu, M.D.
Dr. Cheruvu has served as our Principal Executive Officer and the Chief Executive Officer of Axovant Sciences, Inc. since February 2018 and as a member of the Board since September 2018. Prior to joining Axovant, Dr. Cheruvu worked at RSI since October 2015, and was appointed to RSI’s executive leadership team in September 2017. Dr. Cheruvu completed his residency in internal medicine at Johns Hopkins Hospital and continued his training in a clinical fellowship in cardiovascular medicine at the University of California, San Francisco. Prior to his medical training, Dr. Cheruvu worked as a management consultant at McKinsey & Company, a consulting company, from June 2008 through June 2011, where he focused on biopharmaceutical strategy. Dr. Cheruvu received his B.S.E. in Biomedical Engineering, B.S.E. in Electrical Engineering, and A.B. in Chemistry from Duke University, his M.Sc. in Computer Science from Oxford University and his M.D. from Harvard Medical School. We believe that Dr. Cheruvu’s experience as a life sciences investor and experience in the biopharmaceutical industry qualify him to serve on the Board.

Berndt Modig
Mr. Modig has served as a member of the Board since March 2015. Since March 2016, Mr. Modig has served as Chief Executive Officer of Pharvaris B.V., a pre-clinical stage biotechnology company focusing on rare diseases. He served as Chief Financial Officer of Prosensa Holding N.V., a pharmaceutical company, from March 2010 until its acquisition by BioMarin Pharmaceutical Inc. in January 2015. From October 2003 to November 2008, Mr. Modig was Chief Financial Officer at Jerini AG, a pharmaceutical company, where he directed private financing rounds, its initial public offering in 2005, and its acquisition by Shire plc, a biopharmaceutical company acquired by Takeda Pharmaceutical Company, in 2008. Before that, Mr. Modig served as Chief Financial Officer at Surplex AG, a reseller of used industrial equipment, from 2001 to 2003, and as Finance Director Europe of U.S.-based Hayward Industrial Products Inc., a thermoplastic valve manufacturer, from 1999 to 2001. In previous positions, Mr. Modig was a partner in the Brussels-based private equity firm Agra Industria from 1994 to 1999 and a Senior Manager in the Financial Services Industry Group of Price Waterhouse LLP in New York from 1991 to 1994. Mr. Modig currently serves as a director and the chair of the audit committee of Kiadis Pharma N.V., a public biopharmaceutical company. He also serves as chair of the audit committee and as a director of Centogene N.V., a public biopharmaceutical company. He also previously served on (i) the board of directors of Auris Medical Holding Ltd., a pharmaceutical company, from April 2014 to March 2018, and (ii) the board of directors of Affimed N.V, a public biopharmaceutical company, from September 2014 to August 2020. Mr. Modig received his bachelor’s degree in business administration, economics and German from the University of Lund, Sweden and his M.B.A. from INSEAD, Fontainebleau, France and is a Certified Public Accountant (inactive). We believe that Mr. Modig’s extensive international experience in finance and operations, private equity, and mergers and acquisitions qualifies him to serve on the Board.
Senthil Sundaram
Mr. Sundaram has served as a member of the Board since June 2019. In July 2020, Mr. Sundaram became the Chief Executive Officer and director of Terns Pharmaceuticals, Inc., clinical-stage pharmaceutical company. Mr. Sundaram served as the Chief Financial Officer of Nightstar Therapeutics plc, a clinical-stage gene therapy company, from April 2017 to June 2019, when it was acquired by Biogen, Inc., a multinational biotechnology company. While at Nightstar, Mr. Sundaram led a number of private and public offerings, including its initial public offering, and a variety of business development efforts including the M&A process that resulted in the acquisition by Biogen. From February 2013 to April 2017, Mr. Sundaram served in a variety of positions at Intercept Pharmaceuticals, Inc., a biopharmaceutical company, including most recently as its Vice President and head of business development. Prior to joining Intercept, from 2000 to 2013, Mr. Sundaram worked in the healthcare investment banking groups at Lehman Brothers Inc., Barclays Capital Inc., Citigroup Global Markets Inc. and Lazard Ltd. Mr. Sundaram earned a B.S. in Computer Engineering and a B.A. in Economics from Brown University. We believe that Mr. Sundaram’s extensive experience in leadership roles at biopharmaceutical companies qualifies him to serve on the Board.
Eric Venker, M.D., Pharm.D.
Dr. Venker has served as a member of the Board since February 2020. Dr. Venker has served as Chief Operating Officer of RSI since November 2018. From October 2017 to October 2018, Dr. Venker served as Chief of Staff to RSI’s Chief Executive Officer, and from 2014 to 2015 as an Analyst at RSI. From 2015 to 2017, Dr. Venker was a physician at New York Presbyterian Hospital/Columbia University Medical Center, where he trained in internal medicine, and also served as Chair of the Housestaff Quality Council leading operational initiatives to improve efficiencies. From 2011 to 2015, Dr. Venker was a Clinical Pharmacist at Yale-New Haven Hospital. Dr. Venker also serves on the boards of directors of Arbutus Biopharma Corporation and Immunovant, Inc., each a biopharmaceutical company Dr. Venker received his Pharm.D. from St. Louis College of Pharmacy and his M.D. from Yale School of Medicine. We believe that Dr. Venker’s medical background and experience in the biopharmaceutical industry qualify him to serve on the Board.
The Board of Directors Recommends
A Vote “For” Each Named Nominee.

Information Regarding the Board of Directors and Corporate Governance
Independence of the Board of Directors
As previously disclosed, on February 24, 2020, we completed a public offering of our common shares and pre-funded warrants to purchase common shares, which resulted in RSL no longer controlling a majority of the voting power of our outstanding common shares. We refer to this public offering as the February Offering. As a result of the February Offering, we are a no longer a “controlled company” within the meaning of applicable listing rules of The Nasdaq Global Select Market, or Nasdaq, and, as a result, are no longer exempt from the Nasdaq corporate governance requirements that a majority of the Board be “independent,” and that our Compensation Committee and our Nominating and Corporate Governance Committee consist solely of independent directors. The Board has undertaken a review of the independence of its directors. The Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director nominee, or any of his family members, and Axovant, our senior management and our independent auditors, the Board has affirmatively determined that the following three individuals are independent directors within the meaning of the applicable SEC and Nasdaq listing rules: Mr. Modig, Dr. Pande and Mr. Sundaram. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. The Board has determined that Dr. Cheruvu, by virtue of his position as our principal executive officer and Dr. Torti and Dr. Venker, by virtue of their positions with RSI, are not independent under applicable SEC and Nasdaq listing rules.
Nasdaq corporate governance requirements now applicable to us include:
•  that a majority of our board of directors consists of independent directors by February 2021;
•  that our nominating and corporate governance and compensation committees consist entirely of independent directors by February 2021; and
•  that director nominees are selected, or recommended for the board of directors' selection, either by independent directors constituting a majority of the Board's independent directors in a vote in which only independent directors participate or a nominations committee comprised solely of independent directors.
Board Leadership Structure
Dr. Torti currently serves as Chairperson of the Board. The Board believes that Dr. Torti’s role as Chairperson helps ensure that management and the Board act with common purpose and benefit from the extensive executive leadership and operational experience of Dr. Torti. The Board believes that Dr. Torti is well-positioned to act as a bridge between management and the Board, facilitating the regular flow of information. In addition, the Board believes that, under current circumstances, the separation of the offices of Chairperson and Principal Executive Officer will enhance oversight of management and Board function, allowing Dr. Cheruvu the ability to focus on his primary responsibilities as Principal Executive Officer, enhancing shareholder value and expanding and strengthening our business.
Our corporate governance guidelines provide that the Board will select its Chairperson in the manner that it determines to be in the best interests of our shareholders. The same person may hold the positions of Principal Executive Officer and Chairperson, or the Board may separate these offices. If the Chairperson is an independent director, the Board may designate the Chairperson as the lead independent director. If the Chairperson is not an independent director, the Board may designate one of the independent directors as the lead independent director. Dr. Pande was designated by the Board as our lead independent director in September 2018. The lead independent director’s duties include among other things: establishing the agenda for meetings of the independent directors and meetings of the non-management directors, as applicable; presiding over meetings of the independent directors and meetings of the non-management directors, as applicable; presiding over any portions of meetings of the Board evaluating the performance of the Board; and coordinating the activities of the other independent directors and perform such other duties the Board may establish or delegate.

At the present time, the Board believes that the current Board members, together with our management, possess the requisite leadership and industry skills, expertise and experiences to effectively oversee our business and affairs. Moreover, the Board prefers to retain the flexibility to select the appropriate leadership structure based upon the existence of various conditions, including, but not limited to, business, financial or other market conditions, affecting us at any given time. Notwithstanding the foregoing, the independent directors of the Board regularly participate in executive sessions at which only independent directors are present.
Role of the Board in Risk Oversight
One of the Board’s key functions is informed oversight of our risk management process. The Board administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. The Board believes its current leadership structure, including the appointment of a lead independent director and having a majority or equal number of independent directors on each committee and the Board itself, supports the risk oversight function of the Board.
In particular, the Board is responsible for reviewing, approving and monitoring fundamental financial and business strategies and major corporate actions, assessing major risks facing us and considering ways to address those risks and overseeing the establishment and maintenance of processes and conditions to maintain our integrity. Our Board has received regular updates from the management team on the evolving COVID-19 situation and is involved in strategy decisions related to the impact of the COVID-19 pandemic on our business. The Audit Committee of the Board has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee of the Board also monitors compliance with certain legal and regulatory requirements, including oversight of related-person transactions, complaint procedures, certain ethical compliance and regulatory and accounting initiatives, and is responsible for oversight of the performance of our internal audit function. The Compensation Committee of the Board assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking. The Nominating and Corporate Governance Committee of the Board monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct, and monitor compliance with certain regulatory requirements. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.
The oversight responsibility of the Board and its committees is informed by reports from our management team that are designed to provide visibility to Board about the identification and assessment of key risks and our risk mitigation strategies. At periodic meetings of the Board and its committees, management reports to and seeks guidance from the Board and its committees with respect to the most significant risks that could affect our business, such as legal risks, information security and privacy risks, and financial, tax and audit related risks. In addition, among other matters, management provides the Audit Committee and Nominating and Corporate Governance Committee of the Board periodic reports on our compliance programs and investment policy and practices.
Meetings of the Board of Directors; Attendance at Annual Meeting of Shareholders
During our fiscal year ended March 31, 2020, the Board met 15 times; the Audit Committee met seven times; the Compensation Committee met six times; and the Nominating and Corporate Governance Committee met six times. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served that were held during the portion of the last fiscal year for which he or she was a director or committee member.
As required under applicable Nasdaq listing rules, in our fiscal year ended March 31, 2020, our independent directors met in regularly scheduled executive sessions at which only independent directors were present. Dr. Pande and Mr. Modig typically presided over the executive sessions.
Our policy is that directors are invited to attend the Annual General Meetings of Shareholders. No members of the Board attended our 2019 Annual General Meeting of Shareholders.

Information Regarding Committees of the Board of Directors
The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Below is a description of each of these committees. Each committee has the authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. Copies of the written charters of such committees, are available on our website at http://investors.axovant.com/investors/corporate-governance. Information contained on or accessible through this website is not incorporated by reference nor otherwise included in this report, and any references to this website are intended to be inactive textual references only.
As a result of the February Offering, we no longer qualify as a "controlled company" for purposes of certain exemptions from the corporate governance standards of The Nasdaq Global Select Market, including director independence. Pursuant to the phase-in periods stipulated by the Nasdaq listing rules, we are required to have at least one independent director on each of our Compensation and Nominating and Corporate Governance Committees as of the date we ceased to qualify as a controlled company, a majority of independent directors on those committees by May 2020, or 90 days after the date we ceased to qualify as a controlled company, and fully independent Compensation and Nominating and Corporate Governance Committees by February 2021, or one year after the date we ceased to qualify as a controlled company.
Audit Committee
The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee our corporate accounting and financial reporting processes and audits of our financial statements. The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that each member of the Audit Committee satisfies the independence requirements under applicable Nasdaq listing rules and Rule 10A-3 of the Exchange Act.
The Audit Committee is composed of Mr. Modig, Dr. Pande and Mr. Sundaram. The Board has also determined that each of Mr. Modig and Mr. Sundaram qualifies as an “audit committee financial expert,” as defined in applicable SEC rules and regulations. The Board made a qualitative assessment of Mr. Modig’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer at public reporting companies. In addition to our Audit Committee, Mr. Modig also serves on the audit committees of three other public companies, Kiadis Pharma N.V., Affimed N.V. and Centogene N.V. Likewise, the Board made a qualitative assessment of Mr. Sundaram’s level of knowledge and experience based on a number of factors, including his experience as a chief financial officer at a public reporting company and investment banker. The Board has determined that this simultaneous service of Mr. Modig does not impair his ability to effectively serve on our Audit Committee.
The principal duties and responsibilities of the Audit Committee include:
•  recommending and retaining an independent registered public accounting firm to serve as our independent auditors, for purposes of the Companies Act, overseeing our independent auditors’ work and determining our independent auditors’ compensation;
•  evaluating the performance of and assessing the qualifications of our independent auditors;
•  approving in advance all audit services and non-audit services to be provided to us by our independent auditors;
•  monitoring the rotation of partners of the independent auditors on our audit engagement team as required by law;
•  assessing and taking other appropriate action to oversee the independence of our independent auditors, including reviewing written disclosures from the independent auditors delineating all relationships between the auditors, or their affiliates, and us, or persons in financial oversight roles at Axovant, that may reasonably be thought to bear on independence (at least annually, consistent with the Public Company Accounting Oversight Board, or PCAOB, Rule 3526);
•  reviewing the financial statements proposed to be included in our Annual Report on Form 10-K to be filed with the SEC and recommending to the Board whether such financial statements should be so included;

•  reviewing and discussing with management and our independent auditors the results of the annual audit and the independent auditor’s review of our quarterly financial statements, including, as appropriate, a review of our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports filed with the SEC;
•  reviewing and discussing with management and our independent auditors, as appropriate, our guidelines and policies with respect to risk assessment and management, including risks related to our accounting matters, financial reporting and legal and regulatory compliance; and reviewing and discussing with management, as appropriate, insurance programs;
•  conferring with management and our independent auditors, as appropriate, regarding the scope, adequacy and effectiveness of our internal control over financial reporting;
•  coordinating the Board’s oversight of the performance of our internal audit function;
•  reviewing and approving or rejecting transactions between us and any related persons; and
•  establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls, auditing or compliance matters and the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.
Report of the Audit Committee of the Board of Directors*
The Audit Committee has reviewed and discussed the audited financial statements for our fiscal year ended March 31, 2020, with our management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for our fiscal year ended March 31, 2020.
Mr. Senthil Sundaram
Mr. Berndt Modig
Dr. Atul Pande
* The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
The Compensation Committee is composed of Mr. Modig, Dr. Pande and Dr. Torti. The Board has determined that Mr. Modig and Dr. Pande are “independent,” as independence is currently defined in applicable Nasdaq listing rules. Dr. Torti, by virtue of his position as Vant Chair of RSI, is not independent under applicable SEC and Nasdaq listing rules. All members of the Compensation Committee other than Dr. Torti are “non-employee directors,” as defined in Rule 16b-3 under the Exchange Act.
The Compensation Committee of the Board acts on behalf of the Board to, among other things, oversee our compensation strategy, policies, plans and programs and to review and determine the compensation to be paid to our executive officers. In general, the Compensation Committee of the Board performs the same policy- and compensation-setting functions for our subsidiaries and their executive officers as it does for us, and references herein to our personnel, policies, plans and programs include those of our subsidiaries as well. The principal duties and responsibilities of the Compensation Committee include:

•reviewing, modifying and approving our overall compensation strategy and policies, including: (1) reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers and other senior management, as appropriate; (2) evaluating and approving, or recommending to the Board for approval, compensation plans and programs advisable for us, including modifications and terminations to those plans and programs; (3) establishing policies with respect to equity compensation arrangements; (4) assessing the adequacy and competitiveness of our executive compensation programs among comparable companies in our industry; (5) reviewing and approving the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangement for our executive officers and other senior management, as appropriate; (6) reviewing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives; (7) considering and establishing share ownership guidelines for our executive officers and directors, if deemed appropriate; and (8) evaluating the efficacy of our compensation policy and strategy in achieving expected benefits to us and otherwise furthering our policies;
•establishing and approving individual and corporate goals and objectives of our Principal Executive Officer and our other executive officers and senior management and evaluating performance of the Principal Executive Officer and our other executive officers and senior management, as appropriate, in light of these stated objectives;
•reviewing and approving the type and amount of compensation to be paid or awarded to Board members;
•selecting and retaining compensation consultants, legal counsel and other advisers; and
•adopting, amending, administering, and terminating our equity compensation plans, pension and profit sharing plans, bonus plans, deferred compensation plans and similar programs.
Compensation Committee Processes and Procedures
The Compensation Committee meets at least once annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chairperson of the Compensation Committee, in consultation with the Principal Executive Officer and the General Counsel. The Compensation Committee meets regularly in executive session. From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information, to provide advice or to otherwise participate in Compensation Committee meetings. The Principal Executive Officer may not participate in, or be present during, the voting or deliberations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of Axovant.
In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from internal or external legal, accounting or other advisors and consultants that any member of the Compensation Committee deems necessary or appropriate in the discharge of his or her responsibilities. If the Compensation Committee chooses to retain or obtain the advice of a compensation consultant, independent legal counsel, or other advisor, it has the direct responsibility for the appointment, compensation and oversight of the work of such party, and we will provide for appropriate funding, as determined by the Compensation Committee, for the payment to such party. In addition, the Compensation Committee has the sole authority to retain and terminate any compensation consultant to assist in its evaluation of executive and director compensation, including the sole authority to approve the consultant’s reasonable fees and other retention terms, all at our expense. Under the charter, the Compensation Committee may select a compensation consultant, legal counsel or other advisor (other than in-house legal counsel and certain other types of advisors) only after taking into consideration all factors relevant to that party’s independence from management, including the six factors prescribed by the SEC and Nasdaq; however, there is no requirement that any advisor be independent.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq, the Compensation Committee engaged Radford, a national compensation consulting firm, to provide executive compensation advisory services based, in part, on its reputation and extensive experience in the industry. The Compensation Committee determined that Radford was independent from management and had no conflicts of interest in connection with the advisory services to be provided. Specifically, the Compensation Committee requested that Radford develop a comparative group of companies and perform analyses of competitive performance and compensation levels for that group. Radford has also conducted interviews with members of the Compensation Committee and senior management to learn more about our business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which we compete. Radford ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Radford, the Compensation Committee approved the recommendations.
The Compensation Committee generally makes adjustments to annual compensation, determines bonuses and equity awards and establishes new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year.
Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Principal Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Principal Executive Officer. The evaluation of the performance of the Principal Executive Officer is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director share ownership information, company share performance data, analyses of historical executive compensation levels and current company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is composed of Dr. Pande and Mr. Sundaram. The Board has determined that Dr. Pande and Mr. Sundaram are “independent,” as independence is currently defined in applicable Nasdaq listing rules. The principal duties and responsibilities of the Nominating and Corporate Governance Committee include:
•identifying, reviewing and evaluating candidates to serve as directors, consistent with criteria approved by the Board;
•reviewing, evaluating and considering the recommendation for nomination of incumbent directors for re-election to the Board;
•reviewing, discussing and assessing the performance of the Board, including Board committees, such assessment to include evaluation of the Board’s contribution as a whole and effectiveness in serving the best interests of Axovant and its shareholders, specific areas in which the Board and/or management believe contributions could be improved, overall Board composition and makeup, including the reelection of current Board members, and the independence of directors;
•overseeing the Board’s committee structure and operations, evaluating the performance of the members of the committees of the Board, reviewing the composition of such committees, and recommending to the Board the membership of each such committee;
•reviewing, discussing and assessing our corporate governance principles;
•reviewing our policy statements to determine adherence to our Code of Business Ethics and Conduct; and
•overseeing and reviewing the processes and procedures we use to provide accurate, relevant and appropriately detailed information to the Board and its committees on a timely basis.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of Axovant, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, diversity and having the commitment to rigorously represent the long-term interests of our shareholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our shareholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and Axovant, to maintain a balance of knowledge, experience and capability.
In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating and Corporate Governance Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis.
In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.
The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a shareholder. Shareholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Axovant Gene Therapies Ltd., Attn: Corporate Secretary, at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, at least 90 days, but not more than 120 days, prior to the anniversary date of the mailing of our proxy statement for the last Annual General Meeting of Shareholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating shareholder is a beneficial or record holder of our common shares and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Shareholder Communications with the Board of Directors
The Board has adopted a formal process by which shareholders may communicate with the Board or any of its directors. Shareholders who wish to communicate with the Board or an individual director may do so by sending written communications to the Board or such director at Axovant Gene Therapies Ltd., Attn: Corporate Secretary, at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. The Corporate Secretary will forward each communication to the Legal Department of Axovant Gene Therapies Ltd., and the communication will be further forwarded to the Board or individual directors to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the communication will be discarded.

In addition to shareholder communications with directors, any interested person may communicate directly with the presiding director of the Board’s executive sessions or the independent or non-management directors as a group. Persons interested in communicating directly with the independent or non-management directors regarding their concerns or issues may do so by addressing correspondence to a particular director, or to the independent or non-management directors generally, in care of Axovant Gene Therapies Ltd., Attn: Corporate Secretary, at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. If no particular director is named, letters will be forwarded, depending upon the subject matter, to the Chairperson of the Audit, Compensation, or Nominating and Corporate Governance Committee.
Please note that the foregoing communication procedure does not apply to (i) shareholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.
Code of Business Ethics and Conduct
The Board has adopted a Code of Business Ethics and Conduct, or Code of Conduct, that applies to all of our directors, officers, employees, consultants and independent contractors. The Code of Conduct is available on our website at http://investors.axovant.com/investors/corporate-governance. Information contained on or accessible through this website is not incorporated by reference nor otherwise included in this report, and any references to this website are intended to be inactive textual references only. If we make any substantive amendments to the Code of Conduct or grant any waiver from a provision of the Code of Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website or otherwise as required by applicable law and Nasdaq listing requirements.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines to establish the authority and practices to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our shareholders. The Corporate Governance Guidelines set forth the practices that the Board intends to follow with respect to a number of areas, including its composition and selection, role, meetings, committees, access to management and use of outside advisors, Principal Executive Officer evaluation and succession planning, and Board assessment and compensation. The Corporate Governance Guidelines may be viewed at http://investors.axovant.com/investors/corporate-governance. Information contained on or accessible through this website is not incorporated by reference nor otherwise included in this report, and any references to this website are intended to be inactive textual references only.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, APPOINTMENT OF AUDITOR FOR STATUTORY PURPOSES AND AUTHORIZATION FOR THE BOARD TO SET AUDITOR REMUNERATION
The Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for our fiscal year ending March 31, 2021, and we are submitting the selection of Ernst & Young LLP as our independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. We are also submitting for approval at the Annual Meeting the appointment of Ernst & Young LLP as our auditor for statutory purposes under the Companies Act until the close of the next annual meeting, and authorization for the Board, acting through the Audit Committee, to determine the remuneration of Ernst & Young LLP in that capacity.
Independent Registered Public Accounting Firm Fees and Services
The following tables present aggregate fees billed by Ernst & Young LLP for our fiscal years ended March 31, 2019 and 2020.

	Fiscal Year Ended March 31, 2020	Fiscal Year Ended March 31, 2019
Audit Fees(1)	$597,275	$808,122
Audit Related Fees	—	—
Tax Fees(2)	—	72,000
All Other Fees(3)	2,000	2,000
Total Fees	$599,275	$882,122
_____________

(1)	Includes fees for the audit of our annual consolidated financial statements, included in our Annual Report on Form 10-K, review of the unaudited consolidated financial statements included in our Quarterly Reports on Form 10-Q, and for services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements, including issuance of consents.
(2)	Includes fees for professional services for international tax compliance, supporting other tax-related regulatory requirements primarily in the transfer pricing area, and international tax consulting and planning services.
(3)	Represents subscription fees for an online search engine.
All of the fees described above were pre-approved by the Audit Committee.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
Vote Required
The affirmative vote of the holders of a majority of our common shares present by virtual attendance or represented by proxy and voting on the matter at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm, appoint Ernst & Young LLP as our auditor for statutory purposes for our fiscal year ending March 31, 2021, and authorize the Board, through the Audit Committee, to set the remuneration for Ernst & Young LLP. Abstentions will not affect the outcome of the vote on this proposal.

If the shareholders do not approve the appointment of Ernst & Young LLP and the Audit Committee’s authority to set Ernst & Young LLP’s remuneration, the Audit Committee will consider the appointment of another auditor to be approved by the shareholders.
We expect that representatives of Ernst & Young LLP will be present by telephone at the Annual Meeting. They will have an opportunity to make a statement if so desired and will be available to respond to appropriate questions.
The Board of Directors Recommends
A Vote In Favor of Proposal 2.

Executive Officers
The following table sets forth information concerning our executive officers and other senior management, including their ages, as of July 31, 2020:

Name	Age	Position(1)
Executive Officers
Pavan Cheruvu, M.D.	38	Principal Executive Officer, Chief Executive Officer of Axovant Sciences, Inc.
David Nassif	66	Principal Financial and Accounting Officer and General Counsel, Chief Financial Officer of Axovant Sciences, Inc.
Gavin Corcoran, M.D.	58	Chief R&D Officer
_____________
(1) Unless otherwise indicated, all executive officers are employees of Axovant Sciences, Inc., our wholly owned subsidiary.
Executive Officers
Pavan Cheruvu, M.D.
See "Proposal 1: Election of Directors—Pavan Cheruvu, M.D."
David Nassif
Mr. Nassif has served as our Principal Financial and Accounting Officer and Chief Financial Officer of Axovant Sciences, Inc. since July 2019 and as our General Counsel since July 2019. He served as Executive Vice President and Chief Financial Officer of SteadyMed, Ltd., a specialty pharmaceutical company, from March 2013 (first as a financial consultant and commencing March 2015 on a full-time basis) until June 2019. From May 2011 through September 2014, Mr. Nassif served as the President and Chief Financial Officer of Histogen, Inc., a regenerative medicine company. From May 2007 to February 2010, Mr. Nassif served as the Executive Vice President and Chief Financial Officer of Zogenix, Inc., a specialty pharmaceutical company. Mr. Nassif received a B.Sc. in Finance and Management Information Systems from the University of Virginia with honors and a J.D. from the University of Virginia School of Law.
Gavin Corcoran, M.D.
Dr. Corcoran has served as the Chief R&D Officer of Axovant Sciences, Inc. since July 2018. Prior to joining Axovant, he served as Chief Medical Officer of Allergan plc, a pharmaceutical company now part of Abbvie Inc., from March 2015 to June 2018 and of Actavis plc, a pharmaceutical company now part of Abbvie Inc., from July 2014 to March 2015. Dr. Corcoran served as Executive Vice President for Global Medicines Development at Forest Laboratories, a pharmaceutical company, from December 2011 to June 2014, prior to the acquisition of Forest Laboratories, Inc. by Actavis in 2014. Earlier in his career, Dr. Corcoran also served as Head of Late Stage Clinical Development for Inflammation and Immunology at Celgene Corporation, a pharmaceutical company, Chief Scientific Officer and head of R&D at Stiefel Laboratories, a dermatological pharmaceutical company, and he held various leadership roles in clinical development and regulatory affairs at Amgen Inc., Schering-Plough Corporation, and Bayer AG, each a pharmaceutical company. He received his M.B.B.Ch. from the University of the Witwatersrand in South Africa and completed his clinical training in internal medicine and infectious diseases at the University of Texas Health Science Center at San Antonio.

Security Ownership of
Certain Beneficial Owners and Management
The following table sets forth certain information regarding the ownership of our common shares as of July 15, 2020, by:
•all those known by us to be beneficial owners of more than five percent of our common shares;
•each of the executive officers named in the Summary Compensation Table;
•each of our directors; and
•all of our executive officers and directors of as a group.
This table is based upon information supplied by officers, directors and principal shareholders and filings with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole voting and dispositive power with respect to the shares indicated as beneficially owned. We have deemed common shares subject to options and restricted stock units that are currently exercisable or exercisable within 60 days of July 15, 2020, to be outstanding and to be beneficially owned by the person holding the option for the purpose of computing the percentage ownership of that person but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person.
Applicable percentages are based on 40,973,380 shares outstanding on July 15, 2020, adjusted as required by rules promulgated by the SEC. Except as set forth below, the principal business address of each such person or entity is c/o Axovant Gene Therapies Ltd., Suite 1, 3rd Floor, 11-12 St. James’s Square, London, SW1Y 4LB, United Kingdom. All figures reflect a 1-for-8 reverse share split effected in May 2019.

Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
5% Shareholder:
Roivant Sciences Ltd. (1)	18,577,380	45.34%
Consonance Capital Management LP (2)	4,142,068	9.99
Entities affiliated with Sphera Global Healthcare Management Ltd.(3)	2,931,017	7.15
Named Executive Officers and Directors:
Pavan Cheruvu. M.D. (4)	903,549	2.16
David Nassif (5)	337,904	*
Gavin Corcoran, M.D. (6)	266,617	*
Atul Pande, M.D. (7)	100,745	*
Berndt Modig (8)	78,624	*
Frank Torti, M.D. (9)	68,125	*
Senthil Sundaram (10)	36,250	*
Ilan Oren	—	—
Eric Venker, M.D., Pharm.D.	—	—
All executive officers and directors as a group (9 persons)	1,791,814	4.20%
_____________
* Represents beneficial ownership of less than one percent
(1) As reported on a Schedule 13D/A filed by RSL on February 28, 2020, RSL directly owns and has sole voting power over 18,577,380 common shares. Sakshi Chhabra, Andrew Lo, Patrick Machado, Keith Manchester, M.D., Ilan Oren, Masayo Tada and Vivek Ramaswamy are the members of the board of directors of RSL and may be deemed to have shared voting, investment and dispositive power with respect to the shares held by this entity. These individuals disclaim beneficial ownership with respect to such shares except to the extent of their pecuniary interest therein. The principal business address of RSL is c/o Roivant Sciences Ltd., Suite 1, 3rd Floor, 11-12 St. James’s Square, London, SW1Y 4LB, United Kingdom.

(2) As reported on a Schedule 13F-HR filed by Consonance Capital Management LP on May 15, 2020, Consonance Capital Management LP directly owns and has sole voting power over 3,653,303 common shares. Consonance Capital Management LP also owns pre-funded warrants to purchase up to 3,301,998 common shares with an exercise price of $0.00001 per share which are immediately exercisable, except that the warrants cannot be exercised in an amount that would cause Consonance Capital Management LP to exceed beneficial ownership of 9.99% of our common shares, subject to certain exceptions. Therefore, based on common shares outstanding as of June 30, 2020, 488,765 of the pre-funded warrants outstanding that can currently be exercised are included in, and the remaining 2,813,233 pre-funded warrants outstanding that cannot currently be exercised are excluded from, the number of common shares beneficially owned in the table above such that the number of shares beneficially owned by Consonance Capital Management LP does not exceed 9.99% of our common shares. The address of Consonance Capital Management LP is 1370 Avenue of the Americas Suite 3301 New York NY 10019.
(3) As reported on a Schedule 13G/A filed by Sphera Funds Management Ltd. on February 25, 2020. Sphera Funds Management Ltd., or Sphera Funds, holds 2,157,998 common shares and Sphera Biotech Master Fund, L.P., or Sphera Biotech, holds 773,019 common shares. Sphera Global Healthcare Management Ltd. has investment management authority over all common shares held by Sphera Funds and Sphera Biotech. Sphera Global Healthcare GP Ltd. is the general partner of Sphera Global Healthcare Management Ltd. Sphera Funds Management Ltd. and Moshe Arkin jointly control Sphera Global Healthcare GP Ltd. and disclaim beneficial ownership with respect to such common shares. The address of the Sphera entities is 21 Ha'arba'ah St. Tel Aviv 64739 Israel.
(4) Represents (i) 57,836 common shares; (ii) 22,590 restricted stock units which will vest within 60 days after July 15, 2020 and (iii) 823,123 common shares issuable pursuant to immediately exercisable options, including 596,701 shares issuable following exercise of such options that remain unvested within 60 days after July 15, 2020.
(5) Represents (i) 18,944 common shares; (ii) 15,060 restricted stock units which will vest within 60 days after July 15, 2020 and (iii) 303,900 common shares issuable pursuant to immediately exercisable options, including 266,400 shares issuable following exercise of such options that remain unvested within 60 days after July 15, 2020.
(6) Represents (i) 9,791 common shares; (ii) 16,001 restricted stock units which will vest within 60 days after July 15, 2020 and (iii) 240,825 common shares issuable pursuant to immediately exercisable options, including 195,234 shares issuable following exercise of such options that remain unvested within 60 days after July 15, 2020.
(7) Represents (i) 23,370 common shares and (ii) 77,375 common shares issuable pursuant to immediately exercisable options, including 17,500 shares issuable following exercise of such options that remain unvested within 60 days after July 15, 2020.
(8) Represents (i) 9,739 common shares and (ii) 68,885 common shares issuable pursuant to immediately exercisable options, including 17,500 shares issuable following exercise of such options that remain unvested within 60 days after July 15, 2020.
(9) Represents 68,125 common shares issuable pursuant to immediately exercisable options, including 30,000 shares issuable following exercise of such options that remain unvested within 60 days after July 15, 2020.
(10) Represents 36,250 common shares issuable pursuant to immediately exercisable options, including 30,000 shares issuable following exercise of such options that remain unvested within 60 days after July 15, 2020.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common shares and other equity securities of Axovant. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during our fiscal year ended March 31, 2020, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except as follows: RSL acquired an additional 5,333,333 of our common shares in an underwritten public offering we conducted that closed on February 24, 2020. Due to an administrative error, RSL reported this transaction on a Form 4 filed with the SEC on February 27, 2020.

Executive Compensation
Summary Compensation Table
The following table sets forth, for our fiscal years ended March 31, 2020 and 2019, compensation awarded or paid to, or earned by, our Principal Executive Officer and our two next most highly compensated executive officers as of March 31, 2020. These executive officers are referred to herein as our named executive officers.

Name and Principal Position	Fiscal Year	Salary	Stock Awards (1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	Other		Total
Pavan Cheruvu, M.D.	2019	$500,000	$351,056	$1,784,077	$225,000	$8,616	(3)	$2,868,749
Principal Executive Officer	2018	500,000	—	—	255,000	12,539	(4)	767,539
David Nassif (5)	2019	300,000	234,032	970,828	175,000	81,350	(6)	1,761,210
Principal Financial and Accounting Officer and General Counsel
Gavin Corcoran, M.D. (7)	2019	425,000	248,663	628,885	146,094	8,616	(8)	1,457,258
Chief R&D Officer	2018	318,750	—	794,197	141,445	8,668	(9)	1,263,060
(1) Amounts reported in this column do not reflect the amounts actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of each stock option and stock award granted to the named executive officers during the indicated fiscal year, as computed in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, 718. Assumptions used in the calculation of these amounts are included in Note 10 to our financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2020, filed with the SEC on June 10, 2020. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. In March 2020, RSL forfeited all of Dr. Cheruvu’s RSL restricted stock units, or RSL RSUs, and granted him newly issued RSL equity instruments: RSL performance options and RSL capped value appreciation rights, or RSL CVARs. The vesting of the RSL performance options and RSL CVARs is not deemed probable as of March 31, 2020. These two instruments will vest only to the extent certain RSL liquidity conditions and vesting requirements (a mix of time-based and market conditions) are achieved by a specified date in the future, and provided, for the time-based vesting requirements, that Dr. Cheruvu has provided continued service to RSL or an affiliate of RSL, such as Axovant. As a result, as of the grant date the RSL performance options and RSL CVARs performance criteria were deemed not probable of occurring, therefore no share-based compensation expense has been recorded related to these newly awarded RSL instruments and no value has been ascribed to such instruments in the table above. Assuming that the vesting conditions to the RSL performance options and RSL CVARs were met and the performance criteria was deemed probable, the value of such awards as of the grant date would have been $7.7 million.
(2) See "—Annual Cash Bonus".
(3) Amount includes (a) $8,400 in 401(k) matching contributions; and (b) $216 of life insurance premiums paid on behalf, and for the benefit of, Dr. Cheruvu. Amount excludes $1,011,993 in share-based compensation expense allocated to Axovant from RSL for RSL equity instruments granted to Dr. Cheruvu.
(4) Amount includes (a) $8,313 in 401(k) matching contributions; (b) $332 of income tax gross-ups paid in respect to long-term disability benefits; (c) $3,635 of travel incentives; and (d) $259 of life insurance premiums paid on behalf, and for the benefit of, Dr. Cheruvu. Amount excludes $261,205 in share-based compensation expense allocated to Axovant from RSL for RSL equity instruments granted to Dr. Cheruvu.
(5) Mr. Nassif joined Axovant in July 2019.
(6) Amount includes (a) $78,206 for reimbursed temporary housing expenses, as a result of the Company requiring Mr. Nassif to reside in New York City for one year as a condition to his employment; (b) $3,000 in 401(k) matching contributions; and (c) $144 of life insurance premiums paid on behalf, and for the benefit of, Mr. Nassif.
(7) Dr. Corcoran joined Axovant in July 2018.
(8) Amount includes (a) $8,400 in 401(k) matching contributions; and (b) $216 of life insurance premiums paid on behalf, and for the benefit of, Dr. Corcoran.
(9) Amount includes (a) $8,500 in 401(k) matching contributions; (b) $163 of life insurance premiums paid on behalf, and for the benefit of, Dr. Corcoran; and (c) $5 of travel incentives.

Narrative to Summary Compensation Table
We review compensation annually for all employees, including our named executive officers. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders and a long-term commitment to Axovant. We do not target a specific competitive position or a specific mix of compensation among base salary, bonus or long-term incentives.
The Compensation Committee of the Board has historically determined compensation for our named executive officers. The Compensation Committee typically reviews and discusses management’s proposed compensation with the Principal Executive Officer for all named executive officers other than the Principal Executive Officer. Based on those discussions and its discretion, the Compensation Committee then recommends the compensation for each named executive officer. The Compensation Committee, without members of management present, discusses and ultimately approves the compensation of our named executive officers. For our fiscal years ended March 31, 2020 and 2019, the Compensation Committee retained Radford, a compensation consulting firm, to evaluate and make recommendations with respect to our executive compensation program.
Annual Cash Bonus
We seek to motivate and reward our executives for achievements relative to our corporate goals and expectations for each fiscal year. For the fiscal year ending March 31, 2021, the target cash bonus for Dr. Cheruvu is 60% of his base salary, subject to the achievement of overall company performance criteria, and the target cash bonus for each of Mr. Nassif and Mr. Corcoran is 50% of their respective base salaries, subject to the achievement of individual performance criteria to be determined by the Board or the Compensation Committee, as well as overall company performance criteria.
For the year ended March 31, 2019, bonuses were awarded based on our achievement of specified corporate goals, including creating value with our gene therapy pipeline and small molecule portfolio and finance goals, as well as individual goals for the named executive officer. Dr. Cheruvu’s bonus was weighted 100% based on the achievement of corporate goals. For each other executive officer, the bonuses were weighted 75% based on the achievement of the corporate goals and 25% based on the achievement of individual objectives established for each officer. In April 2019, the Compensation Committee awarded each executive officer a bonus for the year ended March 31, 2019, based on each executive officer’s achievement of corporate goals at the 85% level and individual goals at levels ranging from 100% to 125%, and prorated for partial years of employment, as applicable.
For the year ended March 31, 2020, bonuses were awarded based on our achievement of specified corporate goals, including creating value with our gene therapy pipeline and finance goals, as well as individual goals for the named executive officers. Dr. Cheruvu’s bonus was weighted 100% based on the achievement of corporate goals. For each other executive officer, the bonuses were weighted 75% based on the achievement of the corporate goals and 25% based on the achievement of individual objectives established for each officer. In March 2020, the Compensation Committee awarded each executive officer a bonus for the year ended March 31, 2020, based on each executive officer’s achievement of corporate goals at the 75% level and individual goals at levels ranging from 50% to 125%.

Outstanding Equity Awards as of March 31, 2020
The following table shows certain information regarding outstanding equity awards held by our named executive officers as of March 31, 2020, as adjusted to reflect the 1-for-8 reverse share split effected in May 2019. All option awards were granted under our 2015 Equity Incentive Plan.

	Option Awards					Restricted Stock Units (RSUs)
Name	Number of Securities Underlying Unexercised Options Exercisable (1)	Number of Securities Underlying Unexercised Options Unexercisable (2)(3)		Option Exercise Price	Option Expiration Date	Number of Vested Securities Underlying	Number of Unvested Securities Underlying (4)	Market Value of Outstanding RSUs (5)
Pavan Cheruvu, M.D.(6)	6,250	—		$127.92	11/15/2025	—	—	—
	6,250	—		193.92	4/27/2027	—	—	—
	121,262	121,261		14.48	2/12/2028	—	—	—
	—	199,500	(7)	8.48	4/15/2029	—	—	—
	—	199,500		8.48	4/15/2029	—	—	—
	—	—		—	—	22,591	22,590	$110,242

David Nassif	—	75,000	(8)	6.42	7/1/2029	—	—	—
	—	150,000		6.42	7/1/2029	—	—	—
	—	—		—	—	15,060	15,060	73,493

Gavin Corcoran, M.D.	—	25,000	(9)	19.68	7/16/2028	—	—	—
	11,721	19,529		19.68	7/16/2028	—	—	—
	—	25,000	(7)	8.48	4/15/2029	—	—	—
	—	95,875		8.48	4/15/2029	—	—	—
	—	—		—	—	16,002	16,001	78,087
(1) Because options granted to the named executive officers are exercisable immediately subject to a repurchase right in our favor which lapses as the option vests, this column reflects the number of options held by the named executive officers that were exercisable and vested as of March 31, 2020.
(2) Because options granted to the named executive officers are exercisable immediately subject to a repurchase right in our favor which lapses as the option vests, this column reflects the number of options held by the named executive officers that were exercisable and unvested as of March 31, 2020.
(3) Except as otherwise noted, each of these options vests as to 25% of the underlying common shares one year from the date of grant, with the remaining common shares vesting in 12 equal quarterly installments thereafter, provided the named executive officer has provided continuous service to us through each such date. All common shares underlying each of these options will become fully vested upon a change in control, as that term is defined in our 2015 Equity Incentive Plan.
(4) The scheduled vesting date for each of these unvested restricted shares is July 31, 2020, provided the named executive officer has provided continuous service to us through that date.
(5) The market value is equal to the product of $2.44, which is the closing price of our common stock on March 31, 2020, and the sum of the number of vested and unvested RSUs.
(6) Excludes all RSL equity instruments. RSL granted RSL awards, RSL vanilla options and RSL RSUs to Dr. Cheruvu while he was employed by RSL’s subsidiary, Roivant Sciences, Inc., prior to his commencement of employment as our Principal Executive Officer. In March 2020, RSL purchased a portion of Dr. Cheruvu’s RSL awards and RSL vanilla options, and all of Dr. Cheruvu’s RSL RSUs were forfeited, in exchange for $1.2 million in cash and two newly issued RSL equity instruments. The vesting of these two RSL equity instruments, RSL performance options and RSL CVARs, is not deemed probable as of March 31, 2020. These two instruments will vest only to the extent certain RSL liquidity conditions and vesting requirements (a mix of time-based and market conditions) are achieved by a specified date in the future, and provided, for the time-based vesting requirements, that Dr. Cheruvu has provided continued service to RSL or an affiliate of RSL, such as Axovant. The RSL vanilla options are subject to specified time-based vesting schedules and requirements, provided that Dr. Cheruvu has provided continuous service to RSL or an affiliate of RSL, such as Axovant, through such date. The RSL awards are fully vested as of March 31, 2020. The aggregate fair value of the RSL equity instruments held by Dr. Cheruvu was $3.0 million at March 31, 2020. Significant judgment and estimates were used to estimate the fair value of these RSL equity instruments, as they are not publicly traded.

(7) One-third of the option will vest at such time as the Company's stock price is equal to or greater than $16.96 per share, one-third of the option will vest at such time as the Company's stock price is equal to or greater than $33.92 per share, and one-third of the option will vest at such time as the Company's stock price is equal to or greater than $50.88 per share, provided the named executive officer has provided continuous service to us through each such date.
(8) One-third of the option will vest at such time as the Company's stock price is equal to or greater than $12.84 per share, one-third of the option will vest at such time as the Company's stock price is equal to or greater than $25.68 per share, and one-third of the option will vest at such time as the Company's stock price is equal to or greater than $38.52 per share, provided the named executive officer has provided continuous service to us through each such date.
(9) One-third of the option will vest at such time as the Company's stock price is equal to or greater than $59.04 per share, one-third of the option will vest at such time as the Company's stock price is equal to or greater than $98.40 per share, and one-third of the option will vest at such time as the Company's stock price is equal to or greater than $137.76 per share, provided the named executive officer has provided continuous service to us through each such date.
Employment, Severance and Change in Control Arrangements
The employment agreement or offer letter for each of our named executive officers sets forth the initial terms and conditions of his employment. These agreements provide for at-will employment and set forth the officer’s annual base salary, performance bonus target opportunity, initial equity incentive grant, terms of severance and eligibility for employee benefits. Each of them provided services to us pursuant to one or more inter-company services agreements between Axovant Gene Therapies Ltd. and its wholly owned subsidiaries. For the purposes of this discussion, references to "we," "us" and "our" will be deemed to refer to Axovant Gene Therapies Ltd. or Axovant Sciences, Inc., as the context requires.
Pavan Cheruvu, M.D., David Nassif and Gavin Corcoran, M.D.
Dr. Cheruvu has served as our Principal Executive Officer and Chief Executive Officer of Axovant Sciences, Inc. since February 2018. Mr. Nassif has served as our Principal Financial Officer and General Counsel, as well as Chief Financial Officer of Axovant Sciences, Inc., since July 2019. Dr. Corcoran has served as Chief R&D Officer of Axovant Sciences, Inc. since July 2018.
Under each of Dr. Cheruvu’s, Mr. Nassif’s and Dr. Corcoran’s employment agreements, such executive officer is eligible for the following severance and change in control benefits, conditioned upon delivering a release of claims in our favor:
•  If we terminate the officer’s employment without cause or the officer resigns for good reason, in either case, prior to a change in control or more than 12 months following a change in control, then we will pay to the officer a one-time cash payment equal to the sum of his annual base salary, the pro-rated amount of the his annual target bonus in respect of the fiscal year in which the termination of employment occurs, and any unpaid annual bonus amount with respect to the fiscal year ended prior to the termination of his employment. We will also reimburse the officer for continued medical coverage for one year if he timely elects such continued coverage.
•  If we terminate the officer’s employment without cause or the officer resigns for good reason, in either case, upon or on or before the twelve-month anniversary of a change in control, but not before a change in control, then we will pay to Mr. Nassif or Dr. Corcoran a one-time cash payment equal to 1.5 times, and to Dr. Cheruvu a one-time cash payment equal to two times, the sum of his annual base salary, the pro-rated amount of the his annual target bonus in respect of the fiscal year in which the termination of employment occurs, and any unpaid annual bonus amount with respect to the fiscal year ended prior to the termination of his employment. We will also reimburse the officer for continued medical coverage for 18 months if he timely elects such continued coverage.
•  If the officer is subjected to excise tax pursuant to Sections 280G and 4999 of the Internal Revenue Code, he will either have his payments cut back so that the excise tax does not apply, or he will receive the full payments and benefits and be subject to the excise tax, whichever puts him in a better after-tax position.
The definitions of “cause,” “good reason” and “change in control” are set forth in the individual employment agreements.
Further, under the terms of our 2015 Equity Incentive Plan, if Dr. Cheruvu, Mr. Nassif or Dr. Corcoran are employed by us immediately prior to a change in control, then all remaining common shares underlying the officer’s outstanding options will vest.

We consider the severance and change in control benefits described above to be critical to attracting and retaining high caliber executives. We believe that appropriately structured severance and change in control benefits, including accelerated vesting provisions, minimize the distractions and reduce the risk that an executive voluntarily terminates his employment with us during times of uncertainty, such as before an acquisition is completed. We believe that our existing arrangements allow each named executive officer to focus on continuing normal business operations and, in the event of a change in control, on the success of a potential business combination, rather than on how business decisions that may be in the best interest of our shareholders will impact his own financial security.

Director Compensation
Non-Employee Director Compensation Policy
Non-employee directors are compensated for service on the Board and its committees through a combination of cash retainers and equity grants. We also reimburse directors for expenses incurred in serving as a director. Directors who are also employed by us are not separately compensated for their service on the Board. Additionally, Mr. Oren and Dr. Venker do not receive a cash retainer or equity grants.
For our fiscal year ended March 31, 2020, each non-employee director (other than Mr. Oren and Dr. Venker) was paid the following annual amounts quarterly in arrears:
•  Board retainer of $40,000
•  Audit committee retainer of $9,000 ($20,000 for the Chairperson)
•  Compensation Committee retainer of $6,000 ($12,000 for the Chairperson)
•  Nominating and Corporate Governance Committee retainer of $5,000 ($8,000 for the Chairperson)
The Chairperson of the Board receives an annual retainer of $30,000, and the lead independent director receives an annual retainer of $20,000. For the fiscal year ending March 31, 2021, we anticipate that each new non-employee director will receive an initial option grant to purchase 18,750 common shares. In addition, on an annual basis, typically in April, each continuing non-employee director will receive an additional option grant. Option grants have an exercise price equal to the closing price of our common stock on the Nasdaq on the grant date. Initial grants vest in three equal annual installments, and annual grants vest in full on the first anniversary of the grant date, in each case subject to the non-employee director’s continuous service through the vesting date. Option grants to non-employee directors expire on the ten-year anniversary of the grant date. In April 2019, the Compensation Committee adopted a policy that all directors serving as of an annual grant date shall be eligible for equity awards regardless of the date of their appointment to the Board.
Director Compensation for Fiscal Year Ended March 31, 2020
The following table shows, for our fiscal year ended March 31, 2020, certain information with respect to the compensation of our non-employee directors:

Name	Fee Earned or Paid in Cash	Option Awards(1)		Total
Current Directors
Frank Torti, M.D.	$76,000	$173,603	(2)	$249,603
Atul Pande, M.D.	83,000	173,603	(2)	256,603
Berndt Modig	58,871	173,603	(2)	232,474
Ilan Oren (3)	—	—		—
Senthil Sundaram (4)	37,420	76,969		114,389
Eric Venker, M.D., Pharm.D. (5)	—	—		—

Former Directors
George Bickerstaff	90,739	173,603	(6)	264,342
Roger Jeffs	21,452	173,603	(7)	195,055
Myrtle Potter	39,713	173,603	(6)	213,316
(1) Amounts reported in this column do not reflect the amounts actually received by the director. Instead, these amounts reflect the aggregate grant date fair value of each stock option and the incremental fair value related to the accelerated vesting of stock options granted to certain directors during the fiscal year, as computed in accordance with FASB ASC 718.

(2) In April 2019, each of Dr. Torti, Dr. Pande, and Mr. Modig was granted an option to purchase 31,875 common shares with an exercise price of $8.48 per share. The shares subject to the options will vest on the first anniversary of the date of the grant.
(3) Mr. Oren, since his re-appointment to the Board in June 2018, has declined to receive any cash or equity compensation for his service as a director. Mr. Oren will not stand for re-election at the Annual Meeting.
(4) Mr. Sundaram was appointed to our Board in June 2019. In June 2019, he was granted an option to purchase 18,750 common shares with an exercise price of $6.19 per share. The shares subject to the options will vest in three equal installments on the annual anniversary of the date of appointment.
(5) Dr. Venker was appointed to our Board in February 2019 and has declined to receive any cash or equity compensation for his service as a director.
(6) In April 2019, each of Mr. Bickerstaff and Ms. Potter was granted an option to purchase 31,875 common shares with an exercise price of $8.48 per share. The shares subject to the options vested upon Mr. Bickerstaff's and Ms. Potter's resignations in February 2020, which are exercisable through August 17, 2021.
(7) In April 2019, Mr. Jeffs was granted an option to purchase 31,875 common shares with an exercise price of $8.48 per share. No shares subject to this option vested and this option terminated in accordance with its terms following Mr. Jeffs' resignation in August 2019.
The following table provides information regarding the aggregate number of stock options held by each of our non-employee directors as of March 31, 2020, as adjusted to reflect a 1-for-8 reverse share split effected in May 2019:

Name	Outstanding Stock Options (1)
Current Directors
Frank Torti, M.D.	50,625
Atul Pande, M.D.	59,875
Berndt Modig	51,385
Senthil Sundaram	18,750
(1) All of these options allow for early exercise, subject to our repurchase option with respect to any unvested common shares. In addition, all common shares underlying options held by our directors will become fully vested upon a change in control, as that term is defined in our 2015 Equity Incentive Plan.
Equity Compensation Plan Information
The following table shows information regarding our equity compensation plan as of March 31, 2020:

Plan Category	Number of common shares to be issued upon exercise of outstanding options and rights (a)	Weighted-average exercise price of outstanding options and rights (b)	Number of common shares available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by shareholders	2,256,598	$14.39	1,503,243	(1)
Equity compensation plans not approved by shareholders	—	—	—
Total	2,256,598	$14.39	1,503,243
(1) Pursuant to the terms of our 2015 Equity Incentive Plan, an additional 1,581,051 shares were added to the number of available shares effective April 1, 2020.

Transactions With Related Persons
Related-Person Transactions Policy and Procedures
We have adopted a written Related-Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% shareholder of Axovant Gene Therapies Ltd., including any of their immediate family members, and any entity owned or controlled by such persons.
Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant shareholders. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to:
•  the risks, costs and benefits to us;
•  the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•  the terms of the transaction;
•  the availability of other sources for comparable services or products; and
•  the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.
The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Audit Committee considers, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of Axovant and its shareholders, as the Audit Committee determines in the good faith exercise of its discretion.
Related-Person Transactions
The following is a description of transactions since April 1, 2018, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our share capital, or any members of their immediate family, had or will have a direct or indirect material interest. The share and per share amounts set forth in this section have been adjusted for our 1-for-8 reverse share split effected in May 2019.
RSL Private Placement
In July 2018, we issued and sold 1,785,714 common shares at a purchase price of $14.00 per common share to RSL, which was the closing price per share of our common shares as reported on The Nasdaq Global Select Market on June 5, 2018, the date of the securities purchase agreement.
In December 2018, we issued and sold 4,145,115 common shares in a follow-on public offering, including 395,115 common shares sold pursuant to the exercise of the underwriters’ option to purchase additional shares and 1,250,000 shares issued and sold to RSL, at an offering price of $8.00 per common share.

In March 2019, we issued and sold 3,333,333 common shares in a follow-on public offering at an offering price of $12.00 per common share, including 833,333 shares issued and sold to RSL.
In February 2020, we issued and sold 16,631,336 common shares and pre-funded warrants to purchase up to 3,301,998 common shares in a follow-on public offering, including 2,600,000 common shares sold pursuant to the exercise of the underwriters’ option to purchase additional shares, at an offering price of $3.75 per common share and $3.74999 per pre-funded warrant, including 5,333,333 shares issued and sold to RSL.
Information Sharing and Cooperation Agreement
In June 2018, we entered into an amended and restated information sharing and cooperation agreement with RSL (the Cooperation Agreement"), which became effective concurrently with the closing of the private placement to RSL in July 2018. The Cooperation Agreement, among other things:
•  obligates us to deliver to RSL periodic financial statements and other information upon reasonable request and to comply with other specified financial reporting requirements;
•  requires us to supply certain material information to RSL to assist it in preparing any future SEC filings; and
•  requires us to implement and observe certain policies and procedures related to applicable laws and regulations.
We have agreed to indemnify RSL and its affiliates and their respective officers, employees and directors against all losses arising out of, due to or in connection with RSL’s status as a shareholder under the Cooperation Agreement and the operations of or services provided by RSL or its affiliates or their respective officers, employees or directors to us or any of our subsidiaries, subject to certain limitations set forth in the Cooperation Agreement.
Subject to specified exceptions, the Cooperation Agreement will terminate at such time as RSL is no longer required (a) under Generally Accepted Accounting Principles in the United States, or U.S. GAAP, to consolidate our results of operations and financial position, (b) under U.S. GAAP to account for its investment in us under the equity method of accounting, or (c) otherwise to include our separate financial statements in its filings with the SEC pursuant to any SEC rule. In addition, the Cooperation Agreement may be terminated upon mutual written consent of the parties or upon written notice from RSL to us in the event of our bankruptcy, liquidation, dissolution or winding-up.
Affiliate Services Agreements
We and our wholly owned subsidiaries, Axovant Sciences Inc., or ASI, and Axovant Sciences GmbH, or ASG, have entered into a services agreement with Roivant Sciences Inc., or RSI, a wholly owned subsidiary of RSL, and ASG has entered into a services agreement with Roivant Sciences GmbH, or RSG, a wholly owned subsidiary of RSL, pursuant to which RSI provides us, and RSG provides ASG, with services in relation to the identification of potential product candidates and project management of clinical trials, as well as other services related to our development, administrative and financial functions. Under the terms of both services agreements, we are obligated to pay or reimburse RSI and RSG for the costs they, or third parties acting on their behalf, incur in providing services to us or ASG, including administrative and support services as well as research and development services. In addition, we are obligated to pay to RSI and RSG at a predetermined mark-up on any general and administrative and research and development services incurred directly by RSI and RSG. For the years ended March 31, 2020 and 2019, we incurred expenses of $0.1 million and $5.1 million, respectively, under the services agreements, inclusive of the mark-up, which includes a portion of the expenses incurred by RSI and RSL on behalf of us that have been treated as capital contributions. We have recorded these charges as research and development expense and general and administrative expense in our consolidated statements of operations. Going forward, the costs allocated to us under our services agreements with RSI and RSG are expected to continue to be insignificant.

Family Relationships
Shankar Ramaswamy, M.D., the former Chief Business Officer of Axovant Sciences, Inc. and former employee of Roivant Sciences, Inc., is the brother of Vivek Ramaswamy, the Chief Executive Officer of Roivant Sciences, Inc., former Chairperson of our Board of Directors and former Chief Executive Officer of Axovant Sciences, Inc. During the fiscal year ended March 31, 2019, Shankar Ramaswamy earned total cash compensation, consisting of salary and bonus, of $442,500. During the fiscal year ended March 31, 2020, Shankar Ramaswamy earned total cash compensation, consisting of salary, of $130,769 and was granted stock options with an aggregate grant date fair value, as computed in accordance with FASB ASC 718, of $373,954. Shankar Ramaswamy, M.D. was no longer employed by Axovant Sciences, Inc. as of September 2019.
Indemnification Agreements
We have entered into indemnity agreements with our officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of ours. The contractual rights to indemnification and expense advancement are, in some cases, broader than the specific indemnification provisions contained under Bermuda law.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more shareholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.
This year, a number of brokers with account holders who are Axovant shareholders will be “householding” our proxy materials. A single set of Annual Meeting materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or Axovant. Direct your written request to Axovant Gene Therapies Ltd., Attn: Corporate Secretary, at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. Shareholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.
Other Matters
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ David Nassif
David Nassif
Principal Financial Officer and Principal Accounting Officer, General Counsel
             August 12, 2020

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on September 23, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/AXGT2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on September 23, 2020. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D21839-P43131 KEEP THIS PORTION FOR YOUR RECORDS

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.** DETACH AND RETURN THIS PORTION ONLY

**AXOVANT GENE THERAPIES LTD.**

**The Board of Directors recommends you vote FOR the following:**

1. Election of Directors

| **Nominees:** | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 1a. Frank Torti, M.D. | ☐ | ☐ | ☐ |
| 1b. Atul Pande, M.D. | ☐ | ☐ | ☐ |
| 1c. Pavan Cheruvu, M.D. | ☐ | ☐ | ☐ |
| 1d. Berndt Modig | ☐ | ☐ | ☐ |
| 1e. Senthil Sundaram | ☐ | ☐ | ☐ |
| 1f. Eric Venker, M.D., Pharm.D. | ☐ | ☐ | ☐ |

**NOTE:** The proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

D21840-P43131

**AXOVANT GENE THERAPIES LTD.**
**Annual General Meeting of Shareholders**
**September 24, 2020 10:00 AM, Eastern Time**
**This proxy is solicited by the Board of Directors**

The shareholder(s) hereby appoint(s) Pavan Cheruvu, M.D. and David Nassif, or any of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the Common Shares of AXOVANT GENE THERAPIES LTD. that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held online at 10:00 AM, Eastern time, on September 24, 2020, at www.virtualshareholdermeeting.com/AXGT2020, and any adjournment or postponement thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

**Continued and to be signed on reverse side**